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                                                                   EXHIBIT 10.10

                             AMENDED AND RESTATED

                             KEY EMPLOYEE AGREEMENT
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     This AMENDED AND RESTATED KEY EMPLOYEE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the 10th day of February, 1997 by and between Best Internet Communications, Inc. a California corporation (hereinafter referred to as the "Company"), and David S. Buzby (hereinafter referred to as the "Executive") and replaces the earlier Agreement between them dated February 10, 1996, which had replaced an earlier Agreement between them dated July 31, 1995.

     WHEREAS, the Company is in the business of providing access services to an international global computer network, and related products and services to the public.

     WHEREAS, the Executive possesses unique operational and financial skills which are valuable to the business and financial prospects of the Company.

     WHEREAS, in light of the foregoing, the Company desires to employ the Executive as Chief Financial Officer and Senior Vice President of Business Development and the Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Executive agree as follows:


     1.  Employment and Duties.  The Company hereby employs Executive to serve
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as Chief Financial Officer and Senior Vice President of Business Development.
In that capacity, Executive shall perform all services, acts or things necessary or advisable to fulfill the duties of a Chief Financial Officer and Senior Vice President of Business Development. However, Executive at all times is subject to the direction of the Chief Executive Officer and to the policies established by the Board of Directors of the Company (hereinafter the "Board").

     2.  Term of Employment.  The Company hereby agrees to employ Executive, and
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Executive accepts employment, upon the terms and conditions set forth herein, commencing on February 10, 1997. Executive's employment shall continue until sooner terminated by the Company or by Executive pursuant to Section 8 hereof.

     3.  Salary.  Executive shall be entitled to receive from Company a starting
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base salary of Twelve Thousand Five Hundred
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dollars ($12,500.00) per month, calculated from the date of the Executive's commencement of employment, pursuant to Paragraph 2 above. The base salary shall be paid to Executive in installments every other week and shall be reviewed annually by the CEO and any reduction in salary from year to year may be considered by Executive to constitute a termination pursuant to Paragraph 11 below. Executive's salary shall be reviewed at the end of each year during the term hereof.

     4.  Stock Options In addition to Executive's salary described in
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Paragraph 3, the Executive had  previously received an incentive stock option grant sufficient to purchase and maintain one per cent (1%) of the total Company shares outstanding and as fully diluted (ie: by option grants, warrants, and or convertible debt or equity securities). Eighty thousand (80,000) shares of such options vested 6 months from August 10, 1995 and have a striking price of $.25. The remaining options under the 1% option grant are to vest pro rata each month over a 48 month period, which commenced on August 10, 1995 and will continue until August 9, 1999, so long as the Executive continues to be a service provider to the Company. The striking price for such remaining options under the 1% grant is $.50. Such options granted to Executive shall become fully vested upon sale of all or substantially all of the Company's assets, sale of the Company, merger or change in control of greater than 50% of the Company's outstanding voting stock or upon an initial public offering of Company securities. All options shall, to the maximum extent allowed by law, be incentive stock options.

The Executive and Company have now agreed to cap the 1% grant mentioned above at 145,010 shares (equivalent to 1% of the Company's fully diluted shares at the date of this Agreement) with the rest of the terms the same as described above. The Company has also agreed to grant the Executive additional Incentive Options on a further Two Hundred Thousand (200,000) shares of Common Stock at an exercise price of Seventy-Five Cents ($0.75) per share, these options to vest in forty-eight (48) equal monthly installments per the Company's Stock Option Plan and vest start date to be August 10, 1995 and will continue until August 9, 1999, so long as the Executive continues to be a service provider to the Company. Such option shall become fully vested upon sale of all or substantially all of the Company's assets, sale of the Company, merger or change in control of greater than 50% of the Company's outstanding voting stock or upon an initial public offering of Company securities. All options shall, to the maximum extent allowed by law, be incentive stock options.
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     5.  Cash Bonus.  To be paid in amount, if any, and at such time, solely
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at the discretion of the CEO.


     6.  Extent of Services.  Executive shall devote his entire time, attention
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and energies to the business of the Company and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from (a) investing his personal assets in businesses which do not directly compete with the Company in such form or manner as will not require any services on his part and in which his participation is solely that of an investor or Board Member, (b) purchasing securities in any corporation whose securities are regularly traded, provided that such purchase shall not result in his collectively owning beneficially at any time five percent or more of the equity securities of any corporation engaged in a business competitive to that of the Company, (c) participating in conferences, preparing or publishing papers or books or teaching so long as the CEO approves of such activities prior to the Executive's engaging in them, and d) taking up to a total of two (2) full time workdays, or the equivalent each fiscal quarter to sit on the Board of Resource Holdings, LLC. Prior to commencing any activity described in clause (c) above, the Executive shall inform the CEO of the Company in writing of any such activity.

     7.  Vacations and Leave.  Executive shall be entitled to vacation and other
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leave in accordance with normal Company policy.  Vacations shall be taken at such time or times as Executive and the CEO shall mutually agree.

     8.  Expense Reimbursements.  Upon presentation of supporting documentation,
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and consistent with Company policy, the Company will reimburse Executive for all reasonable business expenses incurred by the Executive in connection with the business of the Company. The parties acknowledge that Executive may incur certain non-reimbursable business expenses which are nonetheless for the benefit of the Company.

     9.  Other Benefits.  In addition to the benefits specifically described
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herein, during the term of this Employment Agreement Executive and his family shall be entitled to receive all other benefits of employment generally made available to other members of the Company's management, including, without limitation, benefits as a result of any present or future medical insurance plans, retirement, or pension plans. Executive shall also, during the term hereof, have the use of a cellular telephone for business use provided by Company.
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     10.  Termination of Employment.  This Agreement may be terminated by either
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party, for any reason or for no reason, immediately upon written notice given to the other party. Accordingly, Executive and Company acknowledge and agree that this agreement is an AT WILL EMPLOYMENT AGREEMENT. In the event Company elects to terminate Executive's employment with the Company, Executive shall receive three (3) months salary as a severance payment and shall have accelerated one month's worth of options for every four weeks he was employed at the Company. Termination pursuant to this Section shall not prejudice any other remedy to which the terminating or terminated party may be entitled either at law, in equity or under this agreement.


     11.  Successors to the Company.  Except as otherwise provided herein, this
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Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, or any corporation which acquires directly or indirectly all of the assets of the Company whether by merger, consolidation, sale or otherwise, but shall not otherwise be assignable by the Company. This agreement is not assignable by Executive.

     12.  Notices.  Any notice to be given under the terms of this Agreement
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shall be given as follows:  Notice to Company shall be addressed to its corporate secretary at the Company's principal offices; Notice to Executive shall be addressed to Executive's home address as last shown on the records of the Company. Notice of a change of address under this section shall have been duly given when personally delivered, or three (3) days after being enclosed in a properly sealed envelope addressed as aforesaid, and deposited (postage paid) at a post office or United States Government branch post office.

     13.  Waiver.  Neither party's failure to enforce any provision of this
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Agreement shall be deemed or in any way construed as a waiver of any such provision, nor prevent that party from thereafter enforcing each and every provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     14.  Severability.  If one or more of the provisions or paragraphs of this
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Agreement shall be held to be illegal or otherwise void or invalid, the remainder of this Employment Agreement shall not be affected and shall remain in full force and effect.
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     15.  Applicable Law/Forum.  This Agreement shall be interpreted under the
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laws of the State of California, without regard to or application of choice of law rules or principles. The exclusive jurisdiction for any legal proceeding regarding this Agreement shall be in the courts of the State of California, Santa Clara County, and the parties hereto expressly submit to the jurisdiction of said courts.

     16.  Entire Agreement.  This Agreement and the Employee Proprietary
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Information Agreement, together with any written personnel policies or rules issued by Company (which are subject to modification by Company at any time upon written notice), contains the entire agreement of the parties and supersedes and replaces any other agreement or understanding between them with respect to the subject matter of this Agreement. Except as provided herein, this Agreement may be modified only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                              COMPANY:

                              BEST INTERNET COMMUNICATIONS, INC.


                         By:  /s/ Jim Zarley
                            -----------------------------------
                            Jim Zarley, CEO


                            EXECUTIVE:


                            /s/ David Buzby
                            ---------------------------------
                            David S. Buzby